As filed with the Securities and Exchange Commission on February 14, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER THE

SECURITIES ACT OF 1933

LogicMark, Inc.

(Exact name of registrant as specified in its charter)

Nevada	7381	46-0678374
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

LogicMark, Inc.

2801 Diode Lane

Louisville, KY 40299

(502) 442-7911

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mark Archer

Chief Financial Officer

LogicMark, Inc.

2801 Diode Lane

Louisville, KY 40299

(502) 442-7911

(Name, address, including zip code, and telephone number, including area code, of agent for service)

David E. Danovitch, Esq. Michael DeDonato, Esq. Hermione M. Krumm, Esq. Sullivan & Worcester LLP 1251 Avenue of the Americas New York, NY 10020 (212) 660-3060	M. Ali Panjwani, Esq. Pryor Cashman LLP 7 Times Square New York, New York 10036 (212) 421-4100

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-284135

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Exchange Act. ☐

This Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

LogicMark, Inc. a Nevada corporation (the “Registrant”) is filing this Registration Statement on Form S-1 (this “Registration Statement”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”). The information set forth in the Registration Statement on Form S-1, as amended (File No. 333-284135) (the “Prior Registration Statement”), which the Registrant originally filed with the United States Securities and Exchange Commission (the “Commission”) on January 3, 2025, and which the Commission declared effective on February 14, 2025, including all amendments, supplements and exhibits thereto and each of the documents filed by the Registrant with the Commission and incorporated or deemed to be incorporated therein, are incorporated by reference into this Registration Statement.

The Registrant is filing this Registration Statement for the sole purpose of increasing the securities offered by the Registrant in the public offering (the “Additional Securities”). The Additional Securities that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in Exhibit 107 to the Prior Registration Statement.

The required opinion of counsel and related consent and accountant’s consent are listed on the Exhibit Index attached hereto and filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Louisville, State of Kentucky, on February 14, 2025.

LOGICMARK, INC.

By:	/s/ Mark Archer
	Name:	Mark Archer
	Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

*	Chief Executive Officer and Director	February 14, 2025
Chia-Lin Simmons	(Principal Executive Officer)

*	Chief Financial Officer	February 14, 2025
Mark Archer	(Principal Financial Officer and Principal Accounting Officer)

*	Director	February 14, 2025
Carine Schneider

*	Director	February 14, 2025
John Pettitt

*	Director	February 14, 2025
Barbara Gutierrez

*	Director	February 14, 2025
Robert Curtis

*	By:	/s/ Mark Archer, as attorney-in-fact
	Name:	Mark Archer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
5.1*	Opinion of Sullivan & Worcester LLP
23.1*	Consent of BPM LLP, Independent Registered Public Accounting Firm
23.2*	Consent of Sullivan & Worcester LLP (included in Exhibit 5.1)
24.1**	Power of Attorney (included on the signature page of the Prior Registration Statement filed with the Commission on January 3, 2025)
107*	Filing Fee Table

*	Filed herewith.
**	Previously filed.

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